Exhibit 99.1

FOR IMMEDIATE RELEASE

Rollins Inc. Names Kenneth Krause Chief Financial Officer

ATLANTA (August 2, 2022) Rollins, Inc. (NYSE:ROL) (“Rollins” or the “Company”), a premier global consumer and commercial services company, announced today that Kenneth Krause was named Executive Vice President, Chief Financial Officer and Treasurer and Principal Financial Officer, effective September 1, 2022.

“We are pleased to welcome Ken Krause as our new CFO and look forward to him making a strong contribution to our leadership team,” said Jerry Gahlhoff Jr., President and Chief Operating Officer at Rollins. “With more than two decades of leadership experience in the finance function for a large, publicly traded, global manufacturer, we are confident in Ken’s ability to bring his strategic focus, international experience, and integrity to the finance group to continue the strong performance and strategic vision of Rollins.

“Ken’s unique combination of strategic, operational and financial expertise support his passion for helping companies deliver long-term shareholder value,” Gahlhoff said.

Ken Krause commented, “I am honored and excited to become the new CFO at Rollins and I look forward to joining an organization with a customer focus, global perspective and keen desire to do what’s best for all of our stakeholders. I look forward to leveraging my experience and expertise in leading the finance group and partnering with the leadership team to continue to accelerate the Company’s growth, both organically and through strategic acquisition opportunities as they arise.”

Mr. Krause has been serving as Senior Vice President, Chief Financial Officer and Treasurer at MSA Safety Incorporated, a global safety equipment manufacturer with 2021 revenues of $1.4 billion since 2015.  Mr. Krause started his career at MSA Safety in 2006 as Director of Internal Audit and has advanced in a variety of roles of increasing responsibility until reaching the CFO role in 2015.  Prior to his experience at MSA Safety, he served as senior manager with KPMG where he managed a variety of public company engagements.  Mr. Krause is a Certified Public Accountant, and has an MBA from the Katz School of Business at the University of Pittsburgh.

About Rollins, Inc.

Rollins, Inc. is a premier global consumer and commercial services company.  Through its family of leading brands, Orkin, HomeTeam Pest Defense, Clark Pest Control, Northwest Exterminating, McCall Service, Trutech, Critter Control, Western Pest Services, Waltham Services, OPC Pest Services, The Industrial Fumigant Company, PermaTreat, Crane Pest Control, Missquito, Orkin Canada, Orkin Australia, Safeguard (UK), Aardwolf Pestkare (Singapore), and more, the Company and its franchises provide essential pest control services and protection against termite damage, rodents and insects to more than 2.8 million customers in North America, South America, Europe, Asia, Africa, and Australia from more than 800 locations. You can learn more about Rollins and its subsidiaries by visiting our web site at www.rollins.com, where you can also find this and other news releases by accessing the news releases button.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve risks and uncertainties concerning the business and financial results of Rollins, Inc. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans, objectives, assumptions and projections about future events and financial trends affecting the operating results and financial condition of our business. Such forward looking statements include, but are not limited to, statements regarding the Company's expectation in connection with its new CFO appointment.

Our actual results could differ materially from those indicated by the forward-looking statements because of various risks, timing and uncertainties including, without limitation, the failure to maintain and enhance our brands and develop a positive client reputation; our ability to protect our intellectual property and other proprietary rights that are material to our business and our brand recognition; actions taken by our franchisees, subcontractors or vendors that may harm our business; general economic conditions; the impact of the extent and duration of economic contraction related to COVID-19 on general economic activity for the remainder of 2022 and beyond; the impact of future developments related to the COVID-19 pandemic on the Company's business, results of operations, accounting assumptions and estimates and financial condition, including, without limitation, inflation and restrictions in customer discretionary expenditures, disruptions in credit or financial markets, increases in fuel prices, raw material costs or other operating costs; potential increases in labor costs; labor shortages and/or our inability to attract and retain skilled workers; competitive factors and pricing practices; changes in industry practices or technologies; the degree of success of our termite process reforms and pest control selling and treatment methods; our ability to identify, complete and successfully integrate potential acquisitions; unsuccessful expansion into international markets; climate change and unfavorable weather conditions; a breach of data security resulting in the unauthorized access of personal, financial, proprietary, confidential or other personal data or information about our customers, employees, third parties, or of our proprietary confidential information; damage to our brands or reputation; possibility of an adverse ruling against us in pending litigation, regulatory action or investigation; changes in various government laws and regulations, including environmental regulations; the adequacy of our insurance coverage to cover all significant risk exposures; the effectiveness of our risk management and safety program; general market risk; management's substantial ownership interest and its impact on public stockholders and the availability of the Company's common stock to the investing public; and the existence of certain anti-takeover provisions in our governance documents, which could make a tender offer, change in control or takeover attempt that is opposed by the Company's Board of Directors more difficult or expensive. All of the foregoing risks and uncertainties are beyond our ability to control, and in many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. The Company does not undertake to update its forward-looking statements.

Investor Contact:

Julie Bimmerman

jbimmerman@rollins.com

(404) 888-2103

Media Contact:

Jeff Gaunt

jgaunt@lambert.com

(847) 714-4014